UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2024, a Modification Agreement (the “Modification Agreement”) was entered into by and between North Mill Capital LLC, a Delaware limited liability company, doing business as SLR Business Credit (“Lender”), with a place of business at 821 Alexander Road, Suite 130, Princeton, New Jersey  08540, and Optical Cable Corporation, a Virginia corporation (“OCC” or the “Company”), with its chief executive office located at 5290 Concourse Drive, Roanoke, Virginia  24019, and Applied Optical Systems, Inc., a Delaware corporation (“AOS”), and Centric Solutions LLC, a Delaware limited liability company (“Centric,” and together with OCC and AOS, individually and collectively, “Borrower”), to modify the existing Loan and Security Agreement dated as of July 24, 2020, as previously amended by a modification agreement dated July 5, 2022 (together, the “Loan Agreement”).

The Loan Agreement sets forth the terms and conditions of an Eighteen Million Dollar ($18,000,000) Revolving Credit Facility by Lender to Borrower and is set to expire on July 24, 2025 (the “Expiration Date”).

The Modification Agreement provides for (a) a two-year extension of the Loan Agreement to July 24, 2027 (the “Initial Term”); (b) an increase in the Eligible Inventory maximum; and (c) the modification of certain other terms and conditions set forth in the Loan Agreement and all other documents related to the Loan Agreement (the “Loan Documents”).

(a)	The following definitions in Section 1.1 (Terms) of the Loan Agreement were modified to read as follows:

“Termination Date means (a) July 24, 2027 (which represents a two-year extension of the initial term which would have ended on July 24, 2025 but for such extension with such extended period now being, the Initial Term) unless such date is extended pursuant to Section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by Lender pursuant to Section 9.1 hereof, the date of such termination.”

In connection with the redefined Initial Term to be July 24, 2027, all references to the "Termination Date" in the Revolving Credit Master Promissory Note of Borrower dated July 24, 2020 and all other related Loan Documents are deemed to mean July 24, 2027.

(b)	In consideration of Lender's agreement to redefine the Initial Term of Revolving Credit Facility:

(i)
Borrower agreed to continue to pay to Lender the Facility Fee as set forth in Section 2.7 (Facility Fee) of the Loan Agreement for the extended Initial Term, and the following paragraphs were added after paragraph (e)(ii) in Section 2.7 as follows (and the last paragraph of Section 2.7 shall be replaced with the last paragraph below):

“(f)
(i)          For the sixth (6th) contract (loan) year of the Initial Term, Borrower shall pay to Lender a Facility Fee equal to one percent (1%) of the sum of (x) the Fifth Year Benchmark Advance Amount plus (y) any Advances other than under the Revolving Credit Facility. One twelfth (1/12) of such Facility Fee shall be paid on August 1, 2025, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(ii) In addition, Borrower shall pay to Lender an additional Facility Fee of Ten Thousand Dollars ($10,000) at the initial occurrence that the amount owed under the Revolving Credit Facility during the sixth (6th) contract (loan) year of the Initial Term exceeds the Fifth Year Benchmark Advance Amount by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the sixth (6th) contract (loan) year of the Initial Term (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the Fourth Year Benchmark Advance Amount, shall hereinafter be referred to as the Sixth Year Benchmark Advance Amount.

(g)	(i) For the seventh (7th) contract (loan) year of the Initial Term, Borrower shall pay to Lender a Facility Fee equal to one percent (1%) of the sum of (x) the Sixth Year Benchmark Advance Amount plus (y) any Advances other than under the Revolving Credit Facility. One twelfth (1/12) of such Facility Fee shall be paid on August 1, 2026, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(ii)          In addition, Borrower shall pay to Lender an additional Facility Fee of Ten Thousand Dollars ($10,000) at the initial occurrence that the amount owed under the Revolving Credit Facility during the seventh (7th) contract (loan) year of the Initial Term exceeds the Sixth Year Benchmark Advance Amount by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the sixth (6th) contract (loan) year of the Initial Term (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the Fourth Year Benchmark Advance Amount, shall hereinafter be referred to as the Seventh Year Benchmark Advance Amount.

The Facility Fee for the entire Initial Term is deemed to be fully earned upon the execution of this [Loan] Agreement and on the date of the Modification Agreement.  The unpaid balance of the Facility Fee for the entire Initial Term shall be payable in full on the earlier of (a) termination of this [Loan] Agreement and (b) at Lender's option, upon Lender's declaration of an Event of Default.  Should Lender and Borrower agree to continue this [Loan] Agreement beyond the Initial Term, both parties shall negotiate the terms of a Facility Fee during any extension/renewal thereof.”

(ii)	Section 3.2 (Termination Fee) of the Loan Agreement was deleted in its entirety and replaced with the following:

"3.2 Termination Fee. If the Term is terminated by Lender upon the occurrence of an Event of Default or is terminated by Borrower, other than in compliance with Section 3.1 (Term and Renewal Date) of the Loan Agreement, in view of the impracticability and extreme difficulty of ascertaining actual damages, and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, as a result thereof, in addition to payment of all principal, interest, fees, expenses and other Obligations, Borrower shall pay Lender upon the effective date of such termination a fee in an amount equal to: (a) two percent (2%) of the sum of the then effective Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after the Modification Agreement Date but on or prior to July 24, 2026; (b) one percent (1%) of the sum of the then effective Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after July 25, 2026 and on or prior to March 31, 2027; and (c) one-half percent (0.5%) of the sum of the then effective Benchmark Advance Amount plus any Advances by Lender to or on behalf of Borrower other than under the Revolving Credit Facility, if such termination occurs on or after April 1, 2027 and on or prior to the termination of the Initial Term (which is currently, July 24, 2027). (Should Lender and Borrower agree to continue this [Loan] Agreement beyond the Initial Term (as extended by the Modification Agreement), both parties shall negotiate the terms of a termination fee during any extension/renewal thereof.) Such fee shall be presumed to be the amount of damages sustained by Lender as the result of termination, and Borrower acknowledges that such fee is reasonable under the circumstances currently existing. The fee provided for in this Section 3.2 shall be deemed included in the Obligations. Notwithstanding the foregoing, in the event that Optical is acquired by a third-party on a date that is on or after the date of the Modification Agreement, and in connection with such acquisition the Term is terminated by Borrower in connection with said Acquisition, the termination fee shall be reduced to one percent (1%) through March 31, 2027 and one-half percent (0.5%) April 1, 2027 through July 24, 2027."

(c)	Section 2.1 (Revolving Advances; Advance Limit) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

"2.1          Revolving Advances; Advance Limit. Upon the request of Borrower made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred, Lender may, in its sole and absolute discretion, make Advances to Borrower under a revolving credit facility (the Revolving Credit Facility) in an amount up to:

(a)          eighty-five percent (85%) of the aggregate outstanding amount of Eligible Accounts (the Eligible Accounts Loan Value), so long as Dilution is less than three percent (3%); plus

(b)          the lowest of:

(i)        (x) an amount up to thirty-five percent (35%) of the aggregate value of Eligible Inventory;

(ii)       Seven Million Dollars ($7,000,000); and

(iii)      an amount not to exceed one hundred percent (100%) of the then outstanding Eligible Accounts Loan Value;

(c)          minus the Availability Block (the sum of amounts of clauses (a) and (b) less (c) being, the Borrowing Base);

provided, however, in no event at any time shall the maximum aggregate principal amount outstanding under the Revolving Credit Facility exceed Eighteen Million Dollars ($18,000,000) (said dollar limit being, the Advance Limit). Notwithstanding the foregoing, for the period commencing on the Modification Agreement Date through December 31, 2024, the inventory material identified and set forth on Schedule 1 attached hereto (“Scheduled Inventory”) that would otherwise be deemed ineligible as slow-moving will be deemed Eligible Inventory by Lender; provided, however, that in no event shall the amount of the Borrowing Base attributable to such otherwise deemed ineligible Scheduled Inventory exceed Three Hundred Thousand Dollars ($300,000). Lender may create reserves against, or reduce its advance percentages based on Eligible Accounts or Eligible Inventory without declaring an Event of Default if Lender determines, in its good faith discretion, that such reserves or reduction are necessary, without limitation, to protect Lender’s interest in the Collateral and/or against diminution in the value of any Collateral and/or to insure that the prospect of payment or performance by Borrower of its Obligations to Lender are not impaired.”

All other terms of the Loan Documents remain unaltered and remain in full force and effect.  After the effect of the Modification Agreement, the principal balance of the Loan is approximately $7,837,102 at July 2, 2024.

The Modification Agreement with the Lender is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

This summary description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is attached hereto as Exhibit 4.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

4.1
Modification Agreement dated as of June 27, 2024, by and between North Mill Capital LLC, a Delaware limited liability company, doing business as SLR Business Credit, and Optical Cable Corporation, Applied Optical Systems, Inc., and Centric Solutions LLC. (FILED HEREWITH)

104	Cover page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: July 3, 2024